Exhibit 10.12

[CONFIDENTIAL TREATMENT REQUESTED BY CITRIX SYSTEMS, INC.]

/*/ INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO 17 C.F.R. §200.83.

LICENSE FORM

(Master Source Code Agreement Effective Date of December 16, 2004)

This is a License Form. Microsoft is entering into this License Form in consideration of the parties’ obligations and covenants under the Technology Collaboration and License Agreement between the parties dated December 16, 2004 (the “Collaboration Agreement”). This License Form describes a specific instance of a Source Code license between You and Microsoft. When executed by You, any applicable subsidiaries and Microsoft, this License Form becomes part of the Master Agreement. Capitalized terms not defined in this License Form shall have (i) the meaning ascribed to them in the Master Agreement, or (ii) if no meaning is ascribed to them in the Master Agreement, the meaning ascribed to them in the Collaboration Agreement.

A.	Microsoft gives You the following License Grant to the Source Code as described in the Master Agreement: Derivative Grant. Notwithstanding the description of “Derivative Grant” in the Master Source Code Agreement, You acknowledge that the License Grant in this License Form does not include a Debugging Grant.

B.	Microsoft licenses only the following specific Source Code to You under this License Form: (i) the private interfaces and header files for Windows Server 2000 and Windows Server 2003 (including all versions of Windows Server 2003 that are released by Microsoft, but excluding Longhorn Server or its successors (as used herein, “Pre-Longhorn Windows Server”)) files referenced in Exhibit A or specified in Exhibit B, and (ii) the Windows Server 2000 and Windows Server 2003 (as further described above) files specified in Exhibit B.

C.	You may access the licensed Source Code through MSDN Code Center Premium or other means as determined by Microsoft.

D.	You can use the Source Code only at Your facilities listed in Exhibit C and only for the sole purposes of developing source code files by following the build instructions in Exhibit A, and compiling the Source Code files referenced in Exhibit A or specified in Exhibit B, and for debugging, optimization, and end-user support of (1) Your Citrix Terminal Services Products that (y) run on Microsoft Windows server operating system products, and (z) are not designed to run on Longhorn or its successors, and (2) solely with respect to Source Code specified in Exhibit B, Your client software products (and bug fixes and minor updates to such software products that You have released) that run on any operating systems released by Microsoft prior to Longhorn (collectively, Your “Applications”).

E.	You may reproduce and distribute worldwide an unlimited number of copies of derivative works You create in exercising the Derivative Grant specified above, provided that (a) You distribute the derivative works only in conjunction with and as a part of Your Applications; (b) Your Applications add significant and primary functionality to the derivative works; (c) You distribute Your Applications containing the derivative works pursuant to an End-User License Agreement (which may be “break-the-seal,” “click wrap,” or signed), with terms no

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less protective of Microsoft than those contained herein; (d) You do not permit further redistribution of the derivative works by Your end user customers, other than a full transfer of the Application license, including all rights and obligations; (e) You do not use Microsoft’s name, logo, or trademarks to market Your Applications; (f) You include a valid copyright notice on Your Applications; and (g) You agree to indemnify, hold harmless, and defend Microsoft from and against any claims or lawsuits, including attorneys’ fees, that arise or result from the use or distribution of Your Applications.

F.	Per section 2.6 of the Master Agreement, You are not permitted to use the Source Code to assist in the use of unsupported interfaces (e.g. functions, in-memory or on-disk structures, protocols). If You believe that You do need to make use of an unsupported interface You agree to submit an exception request to Microsoft prior to use. Microsoft will review the request and at its sole discretion will approve (which approval will be timely and will not be unreasonably withheld) or reject based on the following criteria:

1.	There is no published interface or combination of published interfaces that provides equivalent functionality.

2.	Microsoft determines that Your use of the unsupported interface does not degrade user experience, cause system instability, create any security or privacy issues, or replace integral operating system functionality.

3.	If Microsoft provides a published method in the future that provides equivalent functionality, You agree to update Your software designed to run on Pre-Longhorn Windows Server in its next release following actual notice of the method published by Microsoft to make use of the published method (unless such release occurs within 90 days of Your receipt of such notice, in which case You may postpone such update to the next following release). You also agree to use commercially reasonable efforts to promptly provide Your customers with updates to the deployed versions of Your software designed to run on Pre-Longhorn Windows Server that use the unsupported interface.

4.	You will apply for the latest “Designed for Windows” logo for Your software for which the unpublished interface is to be used and will meet, to the best of Your knowledge, the requirements of such Designed for Windows logo program prior to shipment of the Application.

5.	You acknowledge that Microsoft may modify unsupported interfaces at any time and that You accept all responsibility (including support obligations) for Your use of the unsupported interface.

Microsoft further agrees to the following limited exception as requested by you with respect to this Paragraph F. You may use the Source Code files referenced in Exhibit A or specified in Exhibit B to assist You in the use, within in your Applications (including in Applications You develop or release during the term of this License Form), of unsupported interfaces, but only with respect to unsupported interfaces used by Your Applications that have been commercially released or are in beta testing as of the date of the Master Source Code Agreement. You may also use the tools and certificates that Microsoft has previously delivered for purposes of signing any plug-in module that requires signing in order to accomplish the purpose of this License Form, but only if alternatives do not exist.

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G.	If You fail to perform or comply with any material provision of the Master Source Code Agreement or of this License Form, or any material provision of any other License Form, then Microsoft may end this License Form by giving You thirty days’ prior written notice specifying such breach and an opportunity to cure (except in the event of a breach of the Confidentiality provisions of the Master Source Code Agreement, in which case Microsoft may end this License Form immediately). If You receive such a notice from Microsoft, and Your breach is not remedied prior to the expiration of the thirty day period, then this License Form will end immediately.

H.	Notwithstanding Section 5.2 of the Master Source Code Agreement, Microsoft agrees not to terminate this License Form prior to expiration of the Master Source Code Agreement except under the circumstances described in Paragraph G above or Section 10 of the Master Source Code Agreement.

I.	The license fee for the rights granted to You by Microsoft in this License Form is $0. The rights to use Your derivative works You make under the Derivative Grant are otherwise fully paid up and royalty-free.

J.	You understand that Microsoft may require users of the terminal services component of and subsequent releases to obtain certain licenses to utilize such terminal services, and Your use of the Source Code referenced in Exhibit A in Your products (“Terminal Services Products”) requires that users of Your Applications in connection with a Microsoft Windows operating system product be licensed users of Microsoft terminal services. You will provide the following conspicuous notice to users in the end user license agreement of the next release of Your Terminal Services Product, or such other reasonable notice as Microsoft may elect from time to time in its sole discretion: “If you access terminal server functionality provided by Microsoft operating system products, you need to purchase additional licenses to use such products. Consult the license agreements for the Microsoft operating system products you are using to determine which licenses you must acquire.”

K.	During the time which Your employees have access to the Source Code and for one year following the date they last accessed the Source Code, You agree not to allow Your employees to contribute to the development of an operating system other than a Microsoft operating system. This does not restrict Your employees from using, developing stand alone applications for, or providing end-user support of other operating systems. These restrictions only apply to Your employees who have accessed the Source Code. This section still applies, even if the License Form or the Master Source Code Agreement ends.

L.	This License Form is effective until five (5) years from the effective date of the Master Source Code Agreement; it may end earlier, however, as explained in the Master Source Code Agreement and this License Form. Notwithstanding any provision in the Master Agreement, Microsoft acknowledges that the license granted to You in this License Form with respect to versions of Your products first shipped to customers prior to the expiration or termination of this License Form shall survive, subject to the restrictions set forth in this License Form.

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M.	The parties agree that nothing in this License Form or the Master Source Code Agreement will be deemed to limit in any way the effectiveness of the Collaboration Agreement. Further, the parties agree that notwithstanding anything to the contrary in Section L of the Derivative Grant License Form associated with the previous Master Source Code Agreement dated May 15, 2002 (the “Prior Derivative License Form”), all licenses granted by Microsoft under such Prior Derivative License Form are hereby terminated in their entirety.

N.	The parties agree that the subject matter of the License, Development and Marketing Agreement dated as of May 9, 1997 between Microsoft and You (the “1997 License Agreement”) is outside the scope of the subject matter of this License Form and the Master Source Code Agreement and that any surviving provisions of the 1997 License Agreement, are not modified, contradicted or superseded in any way by this License Form or the Master Source Code Agreement.

O.	For purposes of clarification, the term “assign” (as used in Section 10 of the Master Source Code Agreement) does not include a change of ownership of beneficial interest in Your company or the acquisition of any class of Your company’s voting stock (or any class of non-voting security convertible into voting stock) if such change of ownership or acquisition is the result of normal market trading activities on any securities exchange on which Your securities are traded. Microsoft will consider, but shall have no obligation to approve, proposals that You may prepare in advance of an assignment in order to request Microsoft’s approval of arrangements that You may desire to implement in order to obtain Microsoft’s consent to such assignment of this Agreement in whole or in part.

SIGNATURE OF PRIMARY PARTIES:

We agree to everything in this License Form.

MICROSOFT CORPORATION	CITRIX SYSTEMS, INC.

/s/ Robert L. Muglia	/s/ David J. Henshall
By	By

Robert L. Muglia	David J. Henshall
Name (Print)	Name (Print)

Sr. Vice President	Chief Financial Officer
Title	Title

12/16/04	12/16/04
Date	Date

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SIGNATURE OF SUBSIDIARIES:

We agree to everything in this License Form and we agree to be bound by the terms and conditions of the Master Agreement to the same extent that our parent company named above is bound.

CITRIX SYSTEMS (RESEARCH & DEVELOPMENT LTD.)	CITRIX SYSTEMS JAPAN KK

/s/ David J. Henshall	/s/ David J. Henshall
By	By

David J. Henshall	David J. Henshall
Name (Print)	Name (Print)

Director	Director
Title	Title

12/16/04	12/16/04
Date	Date

CITRIX SYSTEMS UK LTD.	CITRIX SYSTEMS AUSTRALASIA R&D PTY LTD

/s/ David J. Henshall	/s/ David J. Henshall
By	By

David J. Henshall	David J. Henshall
Name (Print)	Name (Print)

Director	Director
Title	Title

12/16/04	12/16/04
Date	Date

CITRIX ONLINE LLC	NET6, INC.

/s/ David Friedman	/s/ David J. Henshall
By	By

David Friedman	David J. Henshall
Name (Print)	Name (Print)

Vice President & Secretary	President
Title	Title

12/16/04	12/16/04
Date	Date

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EXHIBIT A

[CONFIDENTIAL TREATMENT REQUESTED BY CITRIX SYSTEMS, INC.] /*/

Such other files as the parties mutually agree in writing to effectuate the purposes of the attached license form.

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EXHIBIT B

[CONFIDENTIAL TREATMENT REQUESTED BY CITRIX SYSTEMS, INC.] /*/

Such other files as the parties mutually agree in writing to effectuate the purposes of the attached license form.

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Exhibit B, continued

1.	Additional files for inclusion in Section 1 of this Exhibit B with reference to Windows 2000 Server:

[CONFIDENTIAL TREATMENT REQUESTED BY CITRIX SYSTEMS, INC.] /*/

2.	Additional files for inclusion in Section 2 of this Exhibit B with reference to .NET Server:

[CONFIDENTIAL TREATMENT REQUESTED BY CITRIX SYSTEMS, INC.] /*/

3.	Notwithstanding anything to the contrary in the prior pages of this Exhibit B, the following source code files (with reference to .NET Server) are hereby deleted from this Exhibit B:

[CONFIDENTIAL TREATMENT REQUESTED BY CITRIX SYSTEMS, INC.] /*/

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Exhibit C

FACILITIES

Cambourne, UK

Chalfont Park, UK

Santa Barbara, CA

San Jose, CA

Fort Lauderdale, FL, USA

Redmond, WA, USA

Sydney, Australia

Tokyo, Japan

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